Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (No. 333-280961) of Palmer Square Capital BDC Inc. of our report dated February 27, 2025, relating to the financial statements and financial highlights which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Kansas City, Missouri

February 27, 2025